UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2022

COMSOVEREIGN HOLDING CORP.

(Exact name of registrant as specified in charter)

Nevada	333-150332	46-5538504
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6890 E Sunrise Drive, Suite 120-506 Tucson, AZ	85750
(Address of Principal Executive Offices)	(zip code)

(904) 834-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	COMS	The Nasdaq Stock Market LLC

Warrants to purchase Common Stock	COMSW	The Nasdaq Stock Market LLC

9.25% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share	COMSP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Nasdaq Deficiency - Timely Filing of all Required Periodic Financial Reports

On August 17, 2022, COMSovereign Holding Corp. (the “Company”) received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Company has not yet filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (the “Form 10-Q”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic financial reports with the SEC.

This notification has no immediate effect on the listing of the Company’s securities on Nasdaq. However, if the Company fails to timely regain compliance with the Nasdaq Listing Rule, the Company’s common stock, warrants and 9.25% Series A Cumulative Redeemable Perpetual Preferred Stock will be subject to delisting from Nasdaq. The Company has until September 1, 2022 to submit to Nasdaq a plan to regain compliance with respect to these delinquent reports. If Nasdaq accepts the Company’s plan, then Nasdaq may grant the Company up to 180 days from the prescribed due date for filing the Form 10-Q to regain compliance. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

The Company is working diligently to complete the Form 10-Q for the quarter ended March 31, 2022 and intends to file the Form 10-Q with the SEC as promptly as practicable. Once that Form 10-Q has been filed, the Company intends to complete and file the Form 10-Q for the quarter ended June 30, 2022. There is no assurance, however, that we will regain compliance during any grace period.

Nasdaq Deficiency - Minimum Closing Bid Price Requirement

On January 18, 2022, the Company received a notification letter from the Listing Qualifications Department of Nasdaq indicating that the Company was not in compliance with the $1.00 minimum closing bid price requirement. The Company was initially given a grace period of 180 days from the notification, or until July 18, 2022, to regain compliance, by having the closing bid price of the Company’s common stock exceed $1.00 for a minimum of ten (10) consecutive trading days during the grace period. The Company did not regain compliance by July 18, 2022. On July 20, 2022, the Company submitted its compliance plan to Nasdaq with a request for a second 180 day compliance period regarding the bid price compliance, including an intent to implement a reverse stock split in sufficient time during the 180 days to evidence a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days prior to the expiration of the second compliance period.

On July 22, 2022, Nasdaq granted the Company’s request for the second 180 day compliance period, or until January 16, 2023, to regain compliance with the bid price. There is no assurance, however, that we will regain compliance during the grace period.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated August 25, 2022 announcing the receipt of the Nasdaq notification letter.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

1

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 25, 2022	COMSOVEREIGN HOLDING CORP.

	By:	/s/ Daniel L. Hodges
Daniel L. Hodges
Chairman and Chief Executive Officer

2